[LETTERHEAD DELOITTE & TOUCHE]



October 3, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549




Dear Sirs/Madam

We have read the statements in Item 4 of Form 8-K of Dollar General Corporation (the "Company") dated September 21, 2001 and have the following comments:


"Change in Independent Accountant"

o We agree with the statements made in the first, third, and fourth sentences of the first paragraph of this section. We have no basis on which to agree or disagree with the statements made in the second sentence of the first paragraph of this section.
o We have no basis on which to agree or disagree with the statements made in the second, third, fourth, fifth and sixth paragraphs of this section.

"Disagreement with Prior Independent Accountant - Deloitte"

o We agree with the statements made in the first paragraph of this section that there were no disagreements, except for the matter discussed in the second paragraph of this section.
o We have no basis on which to agree or disagree with the statements made in the first, second and third sentences of the second paragraph of this section.
o We agree with the statement made in the fourth sentence of the second paragraph of this section that the Company and representatives from KPMG LLP discussed the subject of the accounting treatment for synthetic leases with Deloitte & Touche. Deloitte & Touche did not discuss the subject of the accounting treatment for synthetic leases with the Audit Committee of the Board of Directors ("The Audit Committee").

o We disagree with the statement made in the fifth sentence of the second paragraph that at the time of its termination Deloitte & Touche had expressed the view that it had not been provided sufficient information by the Company to conclude that the "Company's" previous treatment of Synthetic Leases as operating leases was in error. Prior to its


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     dismissal as independent auditors, Deloitte & Touche had advised the
     Company that it disagreed with the Company's tentative conclusion that the accounting treatment for the leases should be revised; and, at the time that the Company notified Deloitte & Touche that it was being dismissed as independent auditors was advised that the reason it was being dismissed was because it disagreed with the Company's conclusion concerning the accounting for the leases.

     Prior to its termination as independent auditors, management or the Company advised Deloitte & Touche that the Company and its accounting consultants, KPMG LLP, were reviewing the accounting treatment that had been historically afforded to synthetic leases entered into in 1997 and 1999. Deloitte & Touche advised management of the Company that it believed that under applicable professional standards, KPMG, LLP was required to discuss the underlying facts with Deloitte & Touche before reaching a conclusion concerning the accounting treatment, and suggested a meeting among Deloitte & Touche, KPMG LLP and the Company to discuss any questions or concerns that had been identified with respect to the accounting treatment. On August 24, 2001 Deloitte & Touche, met with representatives of KPMG LLP and the Company and discussed the accounting for these leases. The accounting for these leases was discussed further among representatives of KPMG LLP and Deloitte & Touche's respective national office consultation groups and a representative of the Company on September 12 and 13, 2001. During these discussions, the Company and KPMG LLP made Deloitte & Touche aware of the questions and concerns that had been identified during the course of their review of the accounting for the leases and advised Deloitte & Touche that the Company had tentatively concluded that the accounting treatment that had been afforded to the leases should be revised. Deloitte & Touche informed the Company and KPMG LLP about its understanding of the underlying facts and assumptions on which the original accounting treatment had been based. Deloitte & Touche also described the representations that had been provided to Deloitte & Touche by management at the time the transactions had been entered into and the factors that Deloitte & Touche considered in its assessment of the Company's accounting for the leases. The questions and concerns that the Company and KPMG LLP discussed with Deloitte & Touche about the accounting for the leases related to questions about the available evidence as to the assumptions and judgments made by management at the time the transactions had been entered into, taking into consideration subsequent changes in the Company's plans and activities using the benefit of hindsight, as opposed to any oversight or misuse of facts that existed at the inception of the leases. Neither during those discussions, nor at any other time, was Deloitte & Touche provided with any information that caused it to believe that the original accounting treatment was inappropriate based on the assumptions and judgments made by management at the inception of the leases. Deloitte & Touche advised the Company that it did not believe that using subsequent changes in the Company's plans or activities, or applying hindsight, was appropriate, and that it disagreed with the Company's tentative conclusion that the accounting treatment for the leases should be revised. On September 14, 2001, the Company notified Deloitte & Touche that it had concluded that the synthetic leases entered into by the Company during fiscal years 1997 and 1999, which had been originally recorded by management as operating leases, should have been recorded as capital leases. The Company also advised

     Deloitte & Touche that it intended to restate its financial statements to reflect the revised accounting treatment.

"Disagreement with Prior Independent Accountant - PricewaterhouseCoopers"

     o We have no basis on which to agree or disagree with the statements made in this section.

"Other Reportable Events -  Deloitte"

     o We agree with the statement made in the first paragraph of this section that there were no "reportable events" except for the matter discussed in the second and third paragraphs of this section.
     o We agree with the statements made in the second sentence of the second paragraph of this section. We have no basis on which to agree or disagree with the statements made in the first, third and fourth sentences of the second paragraph of this section.

     o We agree with the statements made in section (i) and (ii) of the third paragraph of this section We disagree with the statement made in section (iii) of the third paragraph of this section that we specifically informed the Company that due to Deloitte & Touche's dismissal, it will be unable to conduct such further investigation or resolve these issues to its satisfaction; however, as stated below, we agree that as of the date of our dismissal we had not been able to resolve these issues to our satisfaction.

     On April 23, 2001, the Audit Committee notified Deloitte & Touche that the Company had engaged counsel to conduct an investigation into possible fraudulent activities and accounting irregularities by Company personnel. Beginning on April 23, 2001, Deloitte & Touche participated in several meetings with Company management in which management informed Deloitte & Touche that they had identified potential accounting irregularities in a number of different areas and that they believed that there were significant efforts on the part of Company personnel to withhold information and mislead Deloitte & Touche during the performance of past audits. Deloitte & Touche met with management and the Audit Committee to discuss the alleged fraud and accounting irregularities and requested that the Audit Committee conduct an independent investigation, using outside counsel, and informed the Audit Committee that, upon completion of the investigation, Deloitte & Touche would assess the sufficiency of the scope and procedures of the investigation; the findings and conclusions, including the identification and quantification of the misstatements; any remedial actions taken or to be taken by the Company; and determine whether Deloitte & Touche would be willing or able to continue as the Company's independent auditors and whether the implications of the findings would negatively affect its ability to rely on the representations of management. Deloitte & Touche also informed the Audit Committee that Deloitte & Touche would not issue a report on the Company's financial statements for the fiscal year ended February 2, 2001 or be associated with the release of any financial results until the Company completed its investigation and Deloitte & Touche was satisfied with the resolution of the matter.

     As of the date of its dismissal on September 14, 2001 Deloitte & Touche had not been apprised of the results of the investigation, and was therefore unable to conclude


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     whether the findings could materially impact the fairness or reliability of its previously issued audit reports; whether the Company's previously issued financial statements require revision; or whether the findings would cause it to be unwilling to rely on management's representations or to be associated with the financial statements prepared by management.

"Other Reportable Events -  PricewaterhouseCoopers"

     o We have no basis on which to agree or disagree with the statements made in this section.

"Authorization to Respond to Successor Independent Accountants"

     o We agree with the statements made in this section insofar as they relate to Deloitte & Touche

"Consultations with Independent Accountant - PricewaterhouseCoopers"

     o We have no basis on which to agree or disagree with the statements made in the first paragraph of this section.
     o We agree with the statement made in the last sentence of the second paragraph of this section. We have no basis on which to agree or disagree with the statements made in the first, second, and third sentences of the second paragraph of this section.
     o We have no basis on which to agree or disagree with the statements made in the third paragraph of this section.
     o We have no basis on which to agree or disagree with the statements made in the fourth paragraph of this section. The Company did not advise Deloitte & Touche of the Company's consultation with PricewaterhouseCoopers and PricewaterhouseCoopers did not discuss either of the matters described in the first and second paragraphs of this section with Deloitte & Touche.

"Consultations with Independent Accountant - Ernst & Young"

     o We have no basis on which to agree or disagree with the statements made in this section.

"Review of Disclosure by Former and Newly Engaged Accountants"

     o   We agree with the statements made in the first paragraph of this section insofar as they relate to Deloitte & Touche.
     o We have no basis on which to agree or disagree with the statements made in the second paragraph of this section.



Yours truly,



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP